News Release March 4th, 2026

SSR MINING ANNOUNCES BINDING AGREEMENT TO SELL ITS OWNERSHIP IN THE ÇÖPLER MINE FOR $1.5 BILLION IN CASH

DENVER - SSR Mining Inc. (Nasdaq/TSX: SSRM) ("SSR Mining" or the “Company") announces that it has entered into a binding memorandum of understanding to sell its 80% ownership stake in the Çöpler mine and related properties in Türkiye (collectively, “Çöpler”) for $1.5 billion (the “Purchase Price”) in cash (the “Transaction”). The entire $1.5 billion cash consideration is payable on or before the Transaction’s closing. Çöpler is being acquired by Cengiz Holding A.S. (“Cengiz Holding”), one of Türkiye’s largest industrial companies with operations spanning copper, gold and aluminum mining and processing, as well as major interests in construction, energy, metallurgy and the chemicals and fertilizer industries. The Transaction excludes SSR Mining’s interests in the Hod Maden development project.

Rod Antal, Executive Chairman of SSR Mining, said, “Over the last two years, we have worked diligently to progress the Çöpler mine to allow for a safe and responsible restart of operations. We have also concurrently worked closely with the Türkiye government authorities to address each requirement to secure the necessary approvals to restart operations. As part of these extensive efforts, we continued a strategic review of the optimal path forward at Çöpler to maximize shareholder value, and today we are pleased to announce this all-cash Transaction with Cengiz Holding. We believe the Transaction will deliver significant net asset value and cash flow accretion relative to consensus estimates for Çöpler, which we expect will deliver immediate value to shareholders.

The cash proceeds received through the Transaction are expected to be used for continued reinvestment in the business, capital returns, and accretive growth initiatives. We are also conducting a strategic review of our remaining platform in Türkiye, including our 20% earned interest in the Hod Maden development project.

With last year’s acquisition of the Cripple Creek & Victor mine and today’s agreement for the sale of Çöpler, we have strategically repositioned the portfolio to the Americas. As the third largest gold producer in the United States, SSR Mining is expected to continue its robust annual production, anchored by operations in the USA.”

Transaction Terms

The Purchase Price is payable in U.S. dollars. Cengiz Holding is required to pay a deposit of $100 million, which is creditable against the Purchase Price at the closing of the Transaction or refundable (in full or partially) in certain limited circumstances. In addition, the Transaction includes a $50 million reciprocal break fee. The closing of the Transaction will be subject to receipt of regulatory approval from the Turkish General Directorate of Mining and Petroleum Affairs, as well as other consents and approvals that may be required in connection with the Transaction, and other customary conditions.

Cengiz Holding’s obligation to proceed with the Transaction is subject to the satisfactory completion of limited due diligence related to mineral reserves and resources at Çöpler but is not subject to the receipt of operational or other permits or licenses related to Çöpler, nor is it subject to any financing contingency. Either party has the right to terminate the binding memorandum of understanding at any time upon notice to the other party, subject to the payment of a termination fee in the amount of $50 million. The Transaction is expected to close in the third quarter of 2026.

The Çöpler mine and related properties encompass all mining licenses, assets, rights, liabilities and interests relating to or in connection with SSR Mining’s operations in eastern Anatolia, including Çöpler, Çakmaktepe, Bayramdere, Mavialtin, and Tunçpınar.

Counsel & Fairness Opinion

Allen Overy Shearman Sterling LLP are acting as SSR Mining’s legal advisors. CIBC World Markets Inc. has provided a fairness opinion to the Board of Directors of SSR Mining, to the effect that, subject to the assumptions, limitations and qualifications set out in its fairness opinion, as of March 3, 2026, the consideration to be received by SSR Mining pursuant to the binding Memorandum of Understanding is fair, from a financial point of view, to the Company.

About SSR Mining

SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX.

For more information, please visit: www.ssrmining.com.

E-Mail: invest@ssrmining.com

Phone: +1 (888) 338-0046

Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release.

Forward-looking information and statements in this news release are subject to a number of risks and other considerations including, among other things: we and Cengiz Holding may fail to finalize and enter into definitive agreements relating to the Transaction, the possibility that the final terms of the transaction with Cengiz Holding contained in the definitive agreements may differ, including materially, from the terms currently anticipated by the memorandum of understanding entered into by us and Cengiz Holding; our ability to enter into definitive agreements or to successfully close the Transaction within the time periods anticipated, or at all; our ability to obtain necessary regulatory and other approvals or consents for the Transaction that may be required; changes in local, national and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements; our ability to generate free cash flow and return capital to shareholders, including via share repurchases or dividends; our review of strategic plans regarding our operations in Türkiye; maintaining community and governmental relations; status of negotiations of current and future joint ventures and their governance and operations; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties described above and those disclosed in our filings that we make on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.